Exhibit 99.3

ARDEA BIOSCIENCES ANNOUNCES

EXERCISE IN FULL OF OVER-ALLOTMENT OPTION AND

COMPLETION OF PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO—February 6, 2012—Ardea Biosciences, Inc. (NASDAQ: RDEA) today announced the completion of an underwritten public offering of 9,775,000 shares of its common stock, including 1,275,000 shares sold pursuant to the full exercise of an over-allotment option previously granted to the underwriters. All of the shares were offered by Ardea at a price to the public of $17.00 per share. The gross proceeds to Ardea from this offering were approximately $166.2 million, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Ardea. Ardea anticipates using the net proceeds from the offering for general corporate purposes, which may include research and development expenses, including expenses related to Phase 3 clinical trials of lesinurad, capital expenditures, working capital, and general and administrative expenses.

Jefferies & Company, Inc. acted as sole book-running manager for the offering. Cowen and Company, LLC, Lazard Capital Markets LLC, Leerink Swann LLC, Oppenheimer & Co. Inc. and Wells Fargo Securities, LLC acted as co-lead managers for the offering. JMP Securities LLC and Mizuho Securities USA Inc. acted as co-managers for the offering.

The securities described above were offered by Ardea pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on January 12, 2012. A final prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th floor, New York, NY 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Ardea Biosciences, Inc.

Ardea Biosciences, Inc., of San Diego, California, is a biotechnology company focused on the development of small-molecule therapeutics for the treatment of serious diseases. Lesinurad, our lead product candidate for the chronic treatment of gout, is a once-daily, oral inhibitor of the URAT1 transporter that has entered Phase 3 clinical development. Our next-generation URAT1 inhibitor, RDEA3170, is currently in Phase 1 clinical development. BAY 86-9766 (RDEA119) is a potent and specific inhibitor of mitogen-activated ERK kinase (MEK) for the treatment of cancer being developed by Bayer HealthCare under a global license agreement with Ardea. BAY 86-9766 (RDEA119) is currently in a Phase 2 study in patients with hepatocellular carcinoma in combination with sorafenib and a Phase 1/Phase 2 study in patients with advanced pancreatic cancer in combination with gemcitabine.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because

such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding Ardea’s anticipated use of proceeds from the offering. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with Ardea’s drug discovery and development programs, and risks related to the outcome of Ardea’s business development activities, including collaboration or license agreements. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in Ardea’s most recently filed SEC documents, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. All forward-looking statements contained in this press release speak only as of the date on which they were made. Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

John Beck

Ardea Biosciences, Inc.

(858) 652-6523